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                                                                     EXHIBIT 2.2
                                                                  CONFORMED COPY

                 AMENDMENT TO THE SALE AND PURCHASE AGREEMENT

          Amendment dated as of June 25, 1999 (this "Amendment") to the Sale and Purchase Agreement, dated 26 April 1999, between Cable and Wireless plc (the "Seller") and Global Crossing Ltd. (the "Purchaser") in respect of Cable & Wireless Marine Limited and interests in certain other companies (the "Agreement"). Capitalized terms used herein but not otherwise defined herein shall have meanings assigned to them in the Agreement.

          WHEREAS, clause 20(10) of the Agreement provides that a variation of the Agreement is permitted if made in writing and signed by or on behalf of both parties to the Agreement;

          WHEREAS, the parties hereto are the parties to the Agreement and desire to amend certain provisions of the Agreement;

          NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto hereby agree as follows:

A.   Amendment of the Agreement.
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     (1)  The words in clause 4(3), "the date specified in subclause (2) above", shall be deleted, and replaced by "2 July 1999".

     (2) The words in clause 5(1), "the fifth Business Day after the conditions referred to in clause 4(1) have been fulfilled", shall be deleted and replaced by "2 July 1999 or such earlier date as the parties may agree, subject to the condition referred to in clause 4(1) having been fulfilled on or prior to that date".

B.   Miscellaneous.
     -------------

     (1) Save as expressly amended in accordance with the provisions of this Amendment the provisions of the Agreement shall continue in full force and effect.

     (2) This Amendment shall be governed by and construed in accordance with the laws of England. The provision of clause 21 of the Agreement shall apply to this Amendment mutatis mutandis.

     (3) This Amendment may be executed in any number of counterparts, each of which is an original and all of which together evidence the same agreement.

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     IN WITNESS WHEREOF, Purchaser and Seller have caused this Amendment to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                        GLOBAL CROSSING LTD.

                                        By:  /s/ Abbott Brown
                                             ----------------------------------
                                             Name: Abbott Brown
                                             Title: Senior Vice President


                                        CABLE AND WIRELESS PLC

                                        By:  /s/ C. J. Nash
                                             ----------------------------------
                                             Name: C. J. Nash
                                             Title: Director, Corporate Finance